Exhibit 99

   Hutchinson Technology Reports Third Quarter Earnings Per Share of $1.30; Third Quarter Results Include Tax Benefit of $36.2 Million, or $1.14 Per Share

    HUTCHINSON, Minn.--(BUSINESS WIRE)--July 22, 2004--Hutchinson Technology Incorporated (Nasdaq:HTCH) today reported net income of $40,340,000, or $1.30 per diluted share, on net sales of $100,400,000 for its fiscal third quarter ended June 27, 2004. Results for the quarter include a reversal of certain reserves related to the future tax benefits of net operating loss (NOL) carryforwards. This adjustment increased fiscal 2004 third quarter net income by approximately $36.2 million, or $1.14 per share. Excluding this tax benefit, the company's third quarter net income would have totaled $4,138,000, or $0.16 per diluted share. In the comparable fiscal 2003 period, Hutchinson Technology reported net income of $16,407,000, or $0.55 per diluted share, on net sales of $120,127,000.
    For the 39 weeks ended June 27, 2004, Hutchinson Technology reported net income of $68,159,000, or $2.22 per diluted share, on net sales of $347,390,000. Excluding the tax benefit noted above, the company's year-to-date net income totaled $31,957,000, or $1.08 per diluted share. In the comparable fiscal 2003 period, Hutchinson Technology reported net income of $49,150,000, or $1.70 per diluted share, on net sales of $377,948,000.
    Wayne M. Fortun, Hutchinson Technology's president and chief executive officer, said the company's fiscal 2004 third quarter operating results reflect lower suspension assembly shipments compared with the 2004 second quarter. The decline resulted from shifts in market share among the major disk drive makers, weaker overall demand, and improved yields in customers' manufacturing processes. "Industry sources estimate overall disk drive demand in the quarter ending in June was down about 4 percent compared with the March quarter," said Fortun. "In addition, shifts in market share among our major customers and in the mix of drives produced by certain manufacturers further dampened demand for our suspensions. We also believe that customers improved their manufacturing proficiency with higher density recording heads, resulting in fewer suspensions lost to scrap in their manufacturing processes."
    During the fiscal 2004 third quarter, the company shipped approximately 114 million suspension assemblies, compared with 127 million in the fiscal 2004 second quarter and 130 million in the fiscal 2003 third quarter. Overall average selling prices for suspension assemblies in the fiscal 2004 third quarter were $0.85, compared with $0.84 in the fiscal 2004 second quarter. TSA suspensions accounted for approximately 85% of units shipped in the fiscal 2004 third quarter. Sales of suspension assembly components to other suspension assembly manufacturers accounted for approximately 4% of fiscal 2004 third quarter net sales, compared with 5% in the fiscal 2004 second quarter and 4% in the fiscal 2003 third quarter.
    The company's gross profit margin in the fiscal 2004 third quarter was 24% compared with 32% in the fiscal 2003 third quarter. The decline resulted from lower suspension assembly shipment volume, lower component sales and lower utilization of production capacity.
    The company generated approximately $11 million in cash from operations during the fiscal 2004 third quarter. At quarter end, the company's cash, cash equivalents and securities held for sale totaled $314 million, compared with $321 million at the end of the fiscal 2004 second quarter.
    During the quarter, the company signed formal supply and development agreements with two of the major disk drive manufacturers. "Agreements such as these and our collaborative working relationships with our other major customers position us to be designed in first on new disk drive programs and to earn the opportunity to be the preferred volume supplier on those programs," said Fortun. Of thirteen new disk drive programs announced industry wide during the company's fiscal third quarter, Hutchinson Technology is the preferred suspension assembly supplier on nine. Hutchinson Technology is currently working with all major disk drive makers across all disk drive segments on suspension assembly designs for their future products.
    Commenting on demand trends, Fortun said that despite the softer June quarter, industry sources still expect disk drive shipments for calendar 2004 to increase by about 15 percent compared with 2003. For its fiscal 2004 fourth quarter, the company currently expects suspension assembly shipments to range from 115 to 130 million units. Overall average selling prices are expected to range from $0.80 to $0.85, resulting in fiscal 2004 fourth quarter net sales of $100 to $110 million. The company is expecting fiscal 2004 fourth quarter gross margins of 20 to 24 percent resulting in expected net loss-income per diluted share ranging from $0.00 to $0.10. "In our fourth quarter, we are expecting pressure on net income from under-utilization of production capacity, lower component demand, slightly lower average selling prices and increased research and development spending," said Fortun.
    Hutchinson Technology is the leading worldwide supplier of suspension assemblies for disk drives. Hutchinson Technology's BioMeasurement Division provides health professionals with simple, accurate methods to measure the oxygen in tissue.

    This announcement contains forward-looking statements regarding demand for and shipments of the company's products, production capacity utilization, developing designs for new disk drive programs, the company's designation as a volume supplier, selling prices, increased spending in research and development, operating performance and results of operations. The company does not undertake to update its forward-looking statements. These statements involve risks and uncertainties. The company's actual results could differ materially from those anticipated in these forward-looking statements as a result of changes in market demand and market consumption of disk drives or suspension assemblies, the company's ability to produce suspension assemblies at levels of precision, quality, volume and cost its customers require, changes in product mix, changes in customers yields, changes in development center activity, changes in expected data density and other factors described from time to time in the company's reports filed with the Securities and Exchange Commission.
    The company will conduct a conference call and webcast for investors beginning at 4:00 p.m. Central Daylight Time (CDT) on July 22, 2004. Individual investors and news media may participate in the conference call via the live webcast. The webcast will be available through the Investor Relations page on Hutchinson Technology's web site at www.htch.com or at www.streetevents.com. Webcast participants will need to complete a brief registration form and should allow extra time before the webcast begins to register and, if necessary, download and install audio software. A replay of the call will be available beginning at approximately 6:00 p.m. CDT on July 22 until 6:00 p.m. CDT on July 26. To access the replay, dial 800-633-8284 or 402-977-9140 and enter 21199425# at the reservation number prompt.


                  Hutchinson Technology Incorporated
                           (Nasdaq/NMS:HTCH)


                                               Thirteen Weeks Ended

                                          June 27, 2004  June 29, 2003
                                          -------------  -------------
Net sales                                 $ 100,400,000  $ 120,127,000
Gross profit                              $  23,880,000  $  38,900,000
Income from operations                    $   1,318,000  $  18,525,000
Net income                                $  40,340,000  $  16,407,000
Net income per common share:
  Basic                                   $        1.55  $        0.64
  Diluted                                 $        1.30  $        0.55
Net income - excluding tax benefit        $   4,138,000  $  16,407,000
Net income per common share - excluding
 tax benefit:
  Basic                                   $        0.16  $        0.64
  Diluted                                 $        0.16  $        0.55
Weighted average common and common
 equivalent shares outstanding:
  Basic                                      26,073,000     25,650,000
  Diluted                                    31,599,000     31,300,000


                                             Thirty-Nine Weeks Ended

                                          June 27, 2004  June 29, 2003
                                          -------------  -------------
Net sales                                 $ 347,390,000  $ 377,948,000
Gross profit                              $ 100,955,000  $ 118,959,000
Income from operations                    $  33,601,000  $  63,791,000
Net income                                $  68,159,000  $  49,150,000
Net income per common share:
  Basic                                   $        2.62  $        1.93
  Diluted                                 $        2.22  $        1.70
Net income - excluding tax benefit        $  31,957,000  $  63,791,000
Net income per common share - excluding
 tax benefit:
  Basic                                   $        1.23  $        1.93
  Diluted                                 $        1.08  $        1.70
Weighted average common and common
 equivalent shares outstanding:
  Basic                                      26,016,000     25,525,000
  Diluted                                    31,712,000     31,308,000


                                               At             At
                                         June 27, 2004  Sept. 28, 2003
                                         -------------- --------------

Total assets                              $ 718,175,000  $ 638,956,000
Cash and cash equivalents                 $  72,469,000  $  67,505,000
Securities available for sale             $ 241,839,000  $ 224,860,000
Total shareholders' investment            $ 506,110,000  $ 431,375,000


                  (Full financial statements follow)


                  Hutchinson Technology Incorporated
      Condensed Consolidated Statements of Operations - Unaudited
                 (In thousands, except per share data)


                                            Thirteen Weeks Ended
                                     ---------------------------------
                                       GAAP                  Non-GAAP
                                     June 27,   Non-GAAP     June 27,
                                       2004    Adjustments     2004
                                     --------- -----------   ---------

Net sales                            $100,400  $       --    $100,400

   Income from operations               1,318          --       1,318

Interest expense                         (815)         --        (815)

Interest Income                         1,230          --       1,230

Other income, net                       1,082          --       1,082
                                     ---------               ---------

   Income before income taxes           2,815          --       2,815

Provision (benefit) for income taxes  (37,525)    (36,202)(1)  (1,323)
                                     --------- -----------   ---------

   Net income                        $ 40,340  $   36,202    $  4,138
                                     ========= ===========   =========

Basic earnings per share             $   1.55                $   0.16
                                     =========               =========

Diluted earnings per share           $   1.30                $   0.16
                                     =========               =========

Weighted average common shares
 outstanding                           26,073                  26,073
                                     =========               =========

Weighted average common and diluted
 shares outstanding                    31,599                  31,599
                                     =========               =========


(1) Amounts reflect release of a significant portion of the valuation allowance previously established related to the future tax benefits of net operating loss carrryforwards.



                                          Thirty-Nine Weeks Ended
                                     ---------------------------------
                                       GAAP                   Non-GAAP
                                     June 27,   Non-GAAP      June 27,
                                       2004    Adjustments      2004
                                     --------- -----------   ---------

Net sales                            $347,390  $       --    $347,390

   Income from operations              33,601          --      33,601

Interest expense                       (2,621)         --      (2,621)

Interest Income                         3,373          --       3,373

Other income, net                       2,806          --       2,806
                                     ---------               ---------

   Income before income taxes          37,159          --      37,159

Provision (benefit) for income taxes  (31,000)    (36,202)(1)   5,202
                                     --------- -----------   ---------

   Net income                        $ 68,159  $   36,202    $ 31,957
                                     ========= ===========   =========

Basic earnings per share             $   2.62                $   1.23
                                     =========               =========

Diluted earnings per share           $   2.22                $   1.08
                                     =========               =========

Weighted average common shares
 outstanding                           26,016                  26,016
                                     =========               =========

Weighted average common and diluted
 shares outstanding                    31,712                  31,712
                                     =========               =========


(1) Amounts reflect release of a significant portion of the valuation allowance previously established related to the future tax benefits of net operating loss carrryforwards.



                  Hutchinson Technology Incorporated
      Condensed Consolidated Statements of Operations - Unaudited
                 (In thousands, except per share data)

                                 Thirteen Weeks     Thirty-Nine Weeks
                                      Ended               Ended
                               ------------------- -------------------
                               June 27,   June 29,  June 27,  June 29,
                                 2004       2003      2004      2003
                               --------- --------- --------- ---------

Net sales                      $100,400  $120,127  $347,390  $377,948

Cost of sales                    76,520    81,227   246,435   258,989
                               --------- --------- --------- ---------

  Gross profit                   23,880    38,900   100,955   118,959

Research and development
 expenses                         7,441     4,332    19,115    10,417

Selling, general and
 administrative expenses         15,121    16,043    48,239    44,751
                               --------- --------- --------- ---------

  Income from operations          1,318    18,525    33,601    63,791

Interest expense                   (815)     (560)   (2,621)   (5,776)

Interest Income                   1,230     1,516     3,373     4,549

Loss on debt extinguishment         -         -         -      (3,265)

Other income, net                 1,082       774     2,806     1,380
                               --------- --------- --------- ---------

  Income before income taxes      2,815    20,255    37,159    60,679

Provision (benefit) for income
 taxes                          (37,525)    3,848   (31,000)   11,529
                               --------- --------- --------- ---------

  Net income                   $ 40,340  $ 16,407  $ 68,159  $ 49,150
                               ========= ========= ========= =========

Basic earnings per share       $   1.55  $   0.64  $   2.62  $   1.93
                               ========= ========= ========= =========

Diluted earnings per share     $   1.30  $   0.55  $   2.22  $   1.70
                               ========= ========= ========= =========

Weighted average common shares
 outstanding                     26,073    25,650    26,016    25,525
                               ========= ========= ========= =========

Weighted average common and
 diluted shares outstanding      31,599    31,300    31,712    31,308
                               ========= ========= ========= =========



                  Hutchinson Technology Incorporated
           Condensed Consolidated Balance Sheets - Unaudited
                  (In thousands, except shares data)

                                             June 27,    September 28,
ASSETS                                         2004          2003
                                           ------------- -------------
Current assets:
  Cash and cash equivalents                $     72,469  $     67,505
  Securities available for sale                 241,839       224,860
  Trade receivables, net                         49,240        59,822
  Other receivables                               6,476         6,036
  Inventories                                    46,144        31,290
  Prepaid taxes and other                        15,473        11,156
                                           ------------- -------------
    Total current assets                        431,641       400,669
Property, plant and equipment, net              194,033       176,559
Deferred tax assets                              71,283        37,840
Other assets                                     21,218        23,888
                                           ------------- -------------
                                           $    718,175  $    638,956
                                           ============= =============

LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current liabilities:
  Accounts payable                         $     25,578  $     21,462
  Accrued expenses                               13,498        13,299
  Accrued compensation                           20,399        22,202
                                           ------------- -------------
    Total current liabilities                    59,475        56,963
Convertible subordinated notes                  150,000       150,000
Other long-term liabilities                       2,590           618
Shareholders' investment:
  Common stock $.01 par value, 100,000,000
   shares authorized, 26,075,000 and
   25,804,000 issued and outstanding                261           259
  Additional paid-in capital                    388,213       379,663
  Accumulated other comprehensive income         (1,451)          525
  Accumulated earnings (deficit)                119,087        50,928
                                           ------------- -------------
    Total shareholders' investment              506,110       431,375
                                           ------------- -------------
                                           $    718,175  $    638,956
                                           ============= =============



                  Hutchinson Technology Incorporated
      Condensed Consolidated Statements of Cash Flows - Unaudited
                        (Dollars in thousands)

                                               Thirty-Nine Weeks Ended
                                               -----------------------
                                                June 27,      June 29,
                                                  2004          2003
                                               ---------     ---------
Operating activities:
  Net income                                   $ 68,159      $ 49,150
  Adjustments to reconcile net income to cash
   provided by operating activities:
    Depreciation and amortization                43,245        43,322
    Write-off of unamortized debt issuance
     costs                                          -           1,346
    Benefit for deferred taxes assets           (37,222)        9,611
    (Gain) loss on disposal of assets               186           -
    Changes in operating assets and liabilities     408         3,692
                                               ---------     ---------
       Cash provided by operating activities     74,776       107,121
                                               ---------     ---------

Investing activities:
  Capital expenditures                          (59,726)      (35,974)
  Purchases of marketable securities           (335,367)     (167,062)
  Sales of marketable securities                316,729       115,627
                                               ---------     ---------
       Cash used for investing activities       (78,364)      (87,409)
                                               ---------     ---------

Financing activities:
  Repayments of long-term debt                      -        (143,924)
  Repayments of capital lease obligation            -          (5,475)
  Net proceeds from issuance of convertible
   subordinated notes                               -         145,540
  Net proceeds from issuance of common stock      8,552         7,721
                                               ---------     ---------
       Cash provided by (used for) financing
        activities                                8,552         3,862
                                               ---------     ---------

Net increase in cash and cash equivalents         4,964        23,574

Cash and cash equivalents at beginning of
 period                                          67,505        57,852
                                               ---------     ---------

Cash and cash equivalents at end of period     $ 72,469      $ 81,426
                                               =========     =========



                  Hutchinson Technology Incorporated
              Earnings Per Share Calculation - Unaudited
                 (In thousands, except per share data)


                                    Thirteen Weeks   Thirty-Nine Weeks
                                         Ended             Ended
                                   ----------------- -----------------
                                   June 27, June 29, June 27, June 29,
                                     2004     2003     2004     2003
                                   -------- -------- -------- --------

Net income (A)                     $40,340  $16,407  $68,159  $49,150
Plus: interest expense on
      convertible subordinated
      notes                          1,008    1,001    3,022    5,556
Less: additional profit sharing
      expense and income tax
      provision                        228      271      683    1,506
                                   -------- -------- -------- --------
Net income available to common
 shareholders (B)                  $41,120  $17,137  $70,498  $53,200
                                   ======== ======== ======== ========

Weighted average common shares
 outstanding (C)                    26,073   25,650   26,016   25,525
Dilutive potential common shares     5,526    5,650    5,696    5,782
Weighted average common and diluted
 shares                            -------- -------- -------- --------
 outstanding (D)                    31,599   31,300   31,712   31,307
                                   ======== ======== ======== ========

Basic earnings per share ((A)/(C)) $  1.55  $  0.64  $  2.62  $  1.93
Diluted earnings per share
 ((B)/(D))                         $  1.30  $  0.55  $  2.22  $  1.70


    CONTACT: Hutchinson Technology Incorporated, Hutchinson
             Media Contact:
             Connie Pautz, 320-587-1823
             or
             Investor Contact:
             Darlene Polzin, 320-587-1605